Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 29, 2016, with respect to the consolidated financial statements of MediGain, LLC and subsidiaries for the years ended December 31, 2015 and 2014, included in this Form 8-K of Medical Transcription Billing, Corp. We consent to the incorporation by reference of said report in the Registration Statement of Medical Transcription Billing, Corp on Form S-3 (File No. 333-210391) and Form S-8 (File No. 333-203228).

/s/ Montgomery Coscia Greilich LLP

Plano, Texas

November 30, 2016